Exhibit 10.1

October 15, 2018

Fred’s, Inc.

4300 New Getwell Road

Memphis, Tennessee 38116

Attention: Chief Financial Officer

RE:	Third Amendment to Amended and Restated Addendum to Credit Agreement

Ladies and Gentlemen:

Reference is made to (i) that certain Credit Agreement dated as of April 9, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among FRED’S, INC., a Tennessee corporation (“Parent”), certain Subsidiaries of Parent as borrowers (each of such Subsidiaries, together with Parent, jointly and severally, “Borrowers” and, each, a “Borrower”); certain Subsidiaries of Parent as guarantors (each of such Subsidiaries, jointly and severally, “Guarantors” and, each, a “Guarantor”; it being understood that, as of the date hereof, there are no Guarantors); the Lenders party thereto; the Co-Collateral Agents party thereto; and REGIONS BANK, an Alabama bank, in its capacity as administrative agent for Lenders, LC Issuer and other Secured Parties (as defined therein) (in such capacity, “Administrative Agent” or “Agent”); and (ii) that certain Amended and Restated Addendum to Credit Agreement dated as of January 27, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Addendum”) by and among Borrowers, Guarantors, Lenders, Co-Collateral Agents and Administrative Agent. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement or the Addendum shall have the meaning assigned to such term in the Credit Agreement or the Addendum, as applicable.

Borrowers have requested that Administrative Agent and Lenders amend certain provisions of the Addendum as set forth herein. Administrative Agent and Lenders have agreed to such amendments, subject to the terms and conditions hereof.

NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.              Amendments to Addendum. By their execution of this letter agreement and subject to the terms and conditions contained herein, the parties hereto hereby agree that the Addendum is hereby amended as follows:

(a)             Section 2 of the Addendum is hereby amended by adding the following new definition in appropriate alphabetical order:

“Subject Period” means the period beginning on October 15, 2018 and ending on the earlier of (i) any Tuesday that Borrowers fail to comply with Section 8 and (ii) November 30, 2018.

(b)            Section 2 of the Addendum is hereby amended by deleting the following definitions therein in their entirety and substituting the following in lieu thereof, respectively:

“Account Control Event” means (a) the occurrence of an Event of Default or (b) at any time of determination that Excess Availability is less than (i) during the Subject Period, the greater of (x) seven percent (7%) of the Commitments and (y) $14,700,000 and (ii) at any other time, the greater of (x) twelve and one-half percent (12.5%) of the Commitments and (y) $26,250,000.

“Pharmacy Scripts Availability” means, at any time, (x) during the Subject Period, thirty percent (30%) and (y) at any other time, twenty percent (20%) of (i) the product of the average per-Pharmacy Script NOLV of Pharmacy Scripts based on the most recent Qualified Appraisal thereof, multiplied by (ii) the number of Eligible Pharmacy Scripts for the period of twelve (12) calendar months most recently ended.

(c)            Section 8 of the Addendum is hereby amended by deleting such section in its entirety and substituting the following in lieu thereof:

Section 8.            Subject Period Reporting. Without limitation of the reports and other information required to be delivered under Section 7, during the Subject Period, Borrowers shall deliver to Administrative Agent, no later than the Tuesday of each week, (i) a fully completed and executed Borrowing Base Certificate, prepared as of the end of the immediately preceding week, and (ii) a 13-week rolling cash flow forecast, including a variance report, in form satisfactory to Administrative Agent and prepared in good faith by Borrowers.

(d)            Section 10 of the Addendum is hereby amended by deleting such section in its entirety and substituting the following in lieu thereof:

Section 10.         Financial Covenant. Until Payment in Full of the Obligations, Borrowers shall maintain at all times Excess Availability of at least (i) during the Subject Period, the greater of (x) $14,700,000 and (y) seven percent (7%) of the Aggregate Revolving Commitments and (ii) at any other time, the greater of (x) $21,000,000 and (y) ten percent (10%) of the Aggregate Revolving Commitments.

2.              Conditions Precedent. This letter agreement shall become effective only upon satisfaction of the following conditions precedent:

(a)            Administrative Agent shall have received this letter agreement, duly executed and delivered by Borrowers and Lenders;

(b)            Administrative Agent shall have received, each in form and substance satisfactory to Required Lenders, (i) a fully completed and executed Borrowing Base Certificate, prepared as of the end of the immediately preceding week, and (ii) a 13-week rolling cash flow forecast, commencing with the week ending on October 6, 2018;

(c)            Borrowers shall have received the fee letter agreement among Administrative Agent and Borrowers dated as of the date hereof, duly executed and delivered by Borrowers, and Borrowers shall have paid all expenses to be paid to Administrative Agent; and

(d)            Administrative Agent shall have received all other documents, instruments, certificates and agreements (if any) as Administrative Agent shall have reasonably requested in connection with the foregoing, each in form and substance satisfactory to Administrative Agent.

3.              Effect of Amendment; No Novation or Mutual Departure. Except as otherwise may be set forth expressly hereinabove, nothing in this letter agreement shall be deemed to amend or modify any provision of the Credit Agreement, the Addendum or any of the other Loan Documents, and all terms of the Credit Agreement, the Addendum and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding, and enforceable obligations of Borrowers. Borrowers expressly acknowledge and agree that (i) there has not been, and this letter agreement does not constitute or establish, a novation with respect to the Credit Agreement or any of the other Loan Documents, or a mutual departure from the strict terms, provisions, and conditions thereof, and (ii) nothing in this letter agreement shall affect or limit Administrative Agent’s or Lenders’ right to demand payment of liabilities owing from Borrowers to Administrative Agent or Lenders under, or to demand strict performance of the terms, provisions and conditions of, the Credit Agreement, the Addendum and the other Loan Documents, to exercise any and all rights, powers, and remedies under the Credit Agreement, the Addendum or the other Loan Documents or at law or in equity, or to do any and all of the foregoing, immediately at any time after the occurrence of a Default or an Event of Default under the Credit Agreement, the Addendum or the other Loan Documents.

4.              Governing Law. THIS LETTER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES OR OTHER RULE OF LAW WHICH WOULD CAUSE THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE LAWS OF THE STATE OF GEORGIA (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

5.              Miscellaneous. This letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Delivery by one or more parties hereto of an executed counterpart of this letter agreement via facsimile, telecopy, or other electronic method of transmission pursuant to which the signature of such party can be seen (including, without limitation, Adobe Corporation’s Portable Document Format) shall have the same force and effect as the delivery of an original executed counterpart of this letter agreement. Section titles and references used in this letter agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

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If this letter agreement is acceptable to Borrowers, please evidence Borrowers’ agreement with the terms hereof by executing and returning this letter agreement to Administrative Agent.

Very truly yours,

REGIONS BANK, as “Administrative Agent” and a “Lender”

By:	/s/ Daniel J. Wells
Name:	Daniel J. Wells
Title:	Director

[Signatures continued on following pages.]

Third Amendment to Amended and Restated Addendum to Credit Agreement (Fred’s)

BANK OF AMERICA, N.A., as a “Lender”

By:	/s/ Roger Malouf
Name:	Roger Malouf
Title:	Director

[Signatures continued on following page.]

Third Amendment to Amended and Restated Addendum to Credit Agreement (Fred’s)

Acknowledged and Agreed:

FRED’S, INC., a Tennessee corporation, as a “Borrower”

By:	/s/ Joseph Anto
Name:	Joseph Anto
Title:	Interim Chief Executive Officer and
Chief Financial Officer

[CORPORATE SEAL]

FRED’S STORES OF TENNESSEE, INC.,
a Delaware corporation, as a “Borrower”

By:	/s/ Joseph Anto
Name:	Joseph Anto
Title:	Interim Chief Executive Officer and
Chief Financial Officer

[CORPORATE SEAL]

NATIONAL PHARMACEUTICAL NETWORK, INC.,
a Florida corporation, as a “Borrower”

By:	/s/ Joseph Anto
Name:	Joseph Anto
Title:	Interim Chief Executive Officer and
Chief Financial Officer

[CORPORATE SEAL]

REEVES-SAIN DRUG STORE, INC.,
a Tennessee corporation, as a “Borrower”

By:	/s/ Joseph Anto
Name:	Joseph Anto
Title:	Interim Chief Executive Officer and
Chief Financial Officer

[CORPORATE SEAL]

Third Amendment to Amended and Restated Addendum to Credit Agreement (Fred’s)